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                                                                   EXHIBIT 4.11



          WHEN RECORDED, MAIL TO:


          _______________________
          SQUIRE, SANDERS & DEMPSEY
          Two Renaissance Square
          40 North Central Avenue, Suite 2700
          Phoenix, Arizona 85004



                            ASSIGNMENT OF LEASES AND RENTS


                    KNOW ALL MEN BY THESE PRESENTS THAT ___________________ ____________________ ("Assignor"), a __________ limited partnership, the address of which is __________________________, in consideration of One Dollar paid by NATIONAL TENANT FINANCE CORPORATION ("Assignee"), a Delaware corporation, the address of which is 40 North Central Avenue, Suite 2700, Phoenix, Arizona 85004, by this assignment ("Assignment") hereby conveys, transfers and assigns unto Assignee, its successors and assigns, all rights, interests and privileges which Assignor as Landlord has and may have in the lease described on Exhibit B attached hereto and made a part hereof ("Lease"), and all other agreements in the nature of leases, subleases, rental contracts, licenses, permits, franchises, concessions and other agreements relating to the use or occupancy of all or any part of the Mortgaged Estate whether now existing or hereafter arising (individually, "Other Agreement" and, collectively, "Other Agreements") as the Lease or Other Agreements may have been or may from time to time be hereafter modified, extended and renewed, with all rents, receipts, revenues, income, issues, royalties, profits, damages and other benefits due and becoming due thereunder ("Rents") from the tenant under the Lease ("Tenant") or from any other party under any Other Agreement, and all of Assignor's right, title and interest in and to that certain lease guaranty described on Exhibit B attached hereto, executed by Kmart Corporation ("Guarantor"), a Michigan corporation, as guarantor ("Lease Guaranty") for the benefit of Assignor under the Lease, and any guaranty of any Other Agreement ("Other Guaranties") from any other guarantor for the benefit of Assignor under any Other Agreement and any and all proceeds paid thereunder, all rights, claims, causes of action, and demands which Assignor or any predecessor or successor in title might now or hereafter have against any tenant, subtenant, assignee or other occupant of the Mortgaged Estate or against Guarantor under the Lease Guaranty or against any guarantor under any Other Guaranty, and all records and correspondence relating to all of the foregoing to have and to hold unto Assignee, its





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          successors and assigns forever, subject to and upon the terms and conditions set forth herein.

                    1. Note[s]. This Assignment is made in connection with the execution of a certain Promissory Note[s] ("Note[s]"), which Note[s] [is] [are] secured by a Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing ("Mortgage"), dated as of even date herewith and executed and delivered by Assignor to Assignee pursuant to a Loan Agreement ("Loan Agreement") dated as of even date herewith and all extensions or modifications thereof, between Assignor and Assignee. Any capitalized terms used herein shall, unless otherwise defined, have the meanings set forth in the Loan Agreement. The original [aggregate] principal amount of the Note[s] [is] [are] $___________. Such amount together with accrued interest, Make-Whole Premium (as defined in the Loan Agreement) and any other present and future obligations which may be secured by the Mortgage, are hereinafter collectively referred to as "Debt". The Mortgage and Loan Agreement relate to real property situated in the County of _________ and State of ____________ and described on Exhibit A attached hereto and made a part hereof, and certain other property more particularly described in the Mortgage (collectively, "Mortgaged Estate").
          The acceptance of this Assignment and the collection of Rents under the Lease or Other Agreements or proceeds under the Lease Guaranty or Other Guaranties shall not constitute a waiver of any rights of Assignee under the terms of the Note[s], the Mortgage, the Loan Agreement or any other Loan Document (as defined in the Loan Agreement).

                    2.   Nature of Assignment.

                         (a) This Assignment constitutes a present and current absolute assignment of the Lease, Other Agreements, Rents, and Lease Guaranty and Other Guaranties by Assignor and the rights granted Assignee hereunder are not intended to be conditioned on the occurrence of an Event of Default. Before any Event of Default under the Loan Agreement ("Event of Default") occurs, Assignee or its designee shall have the right to collect the Rents from the Lease or proceeds under the Lease Guaranty pursuant to the terms of a separate Consent and Agreement executed by the Tenant, Kmart Corporation, Assignor, Assignee and Trustee (as hereinafter defined), concurrently herewith.
          Anything to the contrary notwithstanding, Assignor hereby assigns to Assignee for application against the Debt any award made hereafter to it in any court procedure involving the Tenant in any bankruptcy, insolvency, or reorganization proceedings in any state or federal court; and any and all payments made by Tenant under the Lease or in lieu of Rents. Assignor hereby appoints Assignee and its successors and assigns as its true and lawful attorney-in-fact (which appointment shall be deemed coupled with an interest and to be irrevocable) to appear in any action or proceeding, to collect any such award or payment upon the occurrence of a default hereunder, to collect the Rents subject to the terms of the Loan Agreement, to demand, receive and enforce payment, to give receipts, releases and





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          satisfaction, and to sue, in the name of Assignor or Assignee, for all Rents.

                         (b) Although it is the intention of Assignor and Assignee that this Assignment shall be a present absolute assignment and the rights granted Assignee hereunder are not intended to be conditioned on the occurrence of an Event of Default, it is expressly understood and agreed, anything herein contained to the contrary notwithstanding, that Assignee shall not exercise any of the rights or powers conferred upon it by this Assignment, including, but not limited to, the exercise of the rights of Assignor as Landlord under the Lease, until an Event of Default has occurred; provided, however, that Assignor shall not exercise any of its rights, interests or privileges under the Lease at any time prior to the occurrence of an Event of Default unless Trustee shall have given its prior written consent thereto.

                    3. Security Deposits. Assignor hereby assigns to Assignee all security deposits, if any, received by Assignor or any agent in respect of the Lease and any Other Agreements.
          Prior to default hereunder or a default under any of the Loan Documents and demand by the Assignee for delivery of such security deposits to it or its designee, Assignor shall maintain the security deposits in a separate, identifiable account in a bank acceptable to Assignee. After the occurrence of a default hereunder or under any of the Loan Documents which is not cured within such grace period as may be applicable thereto and upon demand by Assignee, Assignor shall deliver such deposits to Assignee or its designee. Upon delivery of such security deposits to Assignee, Assignee shall hold such deposits pursuant to the terms of the Lease or Other Agreement in respect of which such deposits were obtained by Assignor, provided, however, in no event shall Assignee be liable under the Lease or any Other Agreement for the return of any security deposit in any amount in excess of the amount delivered to Assignee by Assignor. Any security deposits delivered to and held by Assignee shall not bear interest.

                    4.   Default; Remedies.

                         (a) Assignor, upon the occurrence of an Event of Default, hereby authorizes Assignee, at its option, to enter and take possession of the Mortgaged Estate and to manage and operate the same; to enforce the payment of all or any Rents or amounts due or to become due under the Lease Guaranty and any Other Guaranties without entering and taking possession of the Mortgaged Estate; bring or defend any suits in connection with the possession of the Mortgaged Estate in its own name or Assignor's name; make repairs as Assignee deems appropriate; perform such other acts in connection with the management and operation of the Mortgaged Estate as Assignee, in its discretion, may deem proper, and upon the occurrence of a default under the Lease and the Lease Guaranty, to (i) let or re-let the Mortgaged Estate or any part thereof, or cancel and modify the Lease and any Other Agreements, and (ii)





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          evict Tenant or any other tenant of any portion of the Mortgaged
          Estate.

                         (b) If an Event of Default occurs, and the same is not cured within any grace period applicable thereto, Assignee may, whether or not Assignee takes possession of the Mortgaged Estate, receive and collect or enforce the payment of the Rents or receive and collect or enforce the payment of proceeds or amounts due or to become due under the Lease Guaranty or any Other Guaranties personally or through a receiver at any time during the term hereof and during the pendency of any foreclosure proceedings and during any redemption period, and Assignor shall consent to a receiver or receivers if such are believed necessary or desirable by Assignee to enforce its rights hereunder.

                         (c)  The receipt by Assignee of any Rents or
          proceeds of the Lease Guaranty or any Other Guaranties pursuant to this Assignment after the institution of foreclosure proceedings under the Mortgage shall not cure an Event of Default nor affect such proceedings or any sale pursuant thereto.

                         (d)  Unless and until Assignee shall take
          possession of the Mortgaged Estate, Assignee shall not be obligated to perform or discharge any obligation or duty to be performed or discharged by Assignor under the Lease or under any Other Agreement, provided that Assignee's obligations and liabilities upon taking possession of the Mortgaged Estate shall be limited as provided in the Consent and Agreement. Assignor hereby agrees to indemnify Assignee for, and to save it harmless from, any and all liability arising from the Lease or from any Other Agreement or from this Assignment, and this Assignment shall not place responsibility for the control, care, management, repair of all or any part of the Mortgaged Estate or other obligations of any kind whatsoever upon Assignee, or make Assignee responsible or liable for any negligence in the management, operation, upkeep, repair or control of all or any part of the Mortgaged Estate resulting in any liability, loss, injury or death to Tenant or any lessee, licensee, invitee, employee or stranger.

                    5. Assignor Representations and Warranties. Assignor represents and warrants that (a) Assignor has full right and title to assign the Lease, any Other Agreement, the Lease
          Guaranty, any Other Guaranties and the Rents, (b) the terms of the Lease and the Lease Guaranty have not been changed from the terms in the copies of the Lease and the Lease Guaranty submitted to Assignee and Trustee (as hereinafter defined) for approval,
          (c) no other assignment, sale, transfer, mortgage or pledge of any interest in the Lease, any Other Agreement, the Lease
          Guaranty, any Other Guaranties or the Rents has been made, (d) Assignor has not agreed to or permitted the subordination of the Lease to the lien of any encumbrance and (e) except as may be permitted pursuant to the Consent and Agreement, Assignor will not hereafter cancel, surrender or terminate the Lease or any Other Agreement, or the Lease Guaranty or any Other Guaranty, or exercise any option under the Lease or any Other Agreement or Lease Guaranty or any Other Guaranty or change, alter, amend or modify or give any waiver or consent under any one or more of them or consent to the surrender of any one or more of them or the release of any party liable under any one or more of them or to the assignment of the lessee's interest in them, without the prior written consent of Assignee and Trustee.





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                    6.   Assignor Covenants.  Assignor shall:  (i) duly and
          punctually observe, perform and discharge all of the terms of the Lease or any Other Agreement on the part of the Assignor to be performed; (ii) give prompt written notice to the Assignee of any failure or inability on the part of the Assignor to perform the Assignor's obligations under the Lease or any other Agreement;
          (iii) promptly provide to the Assignee copies of any notice, demand or other document received by the Assignor from the Tenant or any other tenant claiming any default by the Assignor under the Lease or under any Other Agreement; (iv) enforce the performance of each obligation of the Tenant under the Lease and of any other tenant or guarantor under any Other Agreement or Other Guaranty or the Guarantor under the Lease Guaranty and notify the Lender of the occurrence of any default by the Tenant under the Lease or by any other tenant under any Other Agreement; (v) appear in and defend any action or proceeding arising under the Lease or under any Other Agreement; and (vi) not create or permit to be created any lien, charge or encumbrance of the Lease or of any Other Agreement or the rents payable thereunder other than the Second Mortgage and the Leasehold Mortgage, except to the extent requested by the Lender.

                    7.   Consent of Assignor to Assignment by
          Assignee. Assignor hereby acknowledges and consents to the further sale, conveyance, transfer and absolute assignment by Assignee of all its right, title and interest hereunder to United States Trust Company of New York, a New York banking corporation ("Trustee") pursuant to the [Collateral] Trust Agreement dated as of __________, 19__. Trustee [shall hold this Assignment and each of the other Loan Documents in trust for the benefit of the holders of the Notes and] shall have the sole right to exercise all rights, privileges and remedies (either in its own name or in the name of the Assignee for the use and benefit of the Trustee) which by the terms of this Assignment or by applicable law are permitted or provided to be exercised by the Assignee.

                    8.   Miscellaneous.

                         (a) Assignor hereby authorizes Assignee to give notice in writing of this Assignment at any time to the Tenant under the Lease or to any party under any Other Agreement or the Guarantor under the Lease Guaranty or any guarantor under any Other Guaranty. The Tenant under the Lease or the Guarantor under the Lease Guarantee and all other persons are hereby authorized to rely on any demand by Assignee for payment of Rents to the Assignee by reason of any Event of Default.

                         (b) Any expenditures made by Assignee in curing an Event of Default (including, without limitation, reasonable attorneys' fees and disbursements actually incurred), with interest thereon at the Overdue Rate specified in the Note[s], shall become





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          part of the Debt secured by the Mortgage unless promptly paid by
          Assignor.

                         (c) The rights of the Assignee contained in this Assignment will be separate, distinct and cumulative and no right or remedy herein provided is intended to be an exclusion of any other right or remedy created by this Assignment or any other instrument evidencing or securing payment of the Debt. No act of the Assignee will be construed as an election to proceed under any one provision of this Assignment to the exclusion of any other provision anything herein or otherwise to the contrary notwithstanding. Upon the occurrence of an Event of Default, Assignee will be entitled to selectively and successively enforce the Assignee's rights under any one or more of the instruments evidencing or securing payment of the Debt and such action will not be deemed a waiver or discharge of any other lien or encumbrance securing the Debt until such time as the Assignee shall have been paid in full all sums owing to the Assignee. In addition to any other rights hereunder the Assignee will have the right to institute suit and obtain injunctive relief to enforce the agreements of the Assignor contained herein.

                         (d)  On the payment in full of the Debt as
          evidenced by the recording of a full release of the Mortgage without the recording of another mortgage in favor of the Assignee affecting the Mortgaged Estate this Assignment will become void and of no further effect.

                         (e) Upon the occurrence of an Event of Default, the net proceeds of the Rents (after payment of all expenses such as brokerage commissions, tenant improvements, etc.) or the proceeds of the Lease Guaranty and any other Guaranties collected by Assignee under the terms of this Assignment shall be applied in reduction of the Debt from time to time outstanding, under and secured by, the Mortgage in accordance with the terms thereof.

                         (f) This Assignment applies to and binds the parties hereto and their respective heirs, administrators, executors, successors and assigns, as well as any subsequent owner of the Mortgaged Estate and any assignee of the Mortgage referred to herein. This Assignment shall be subject to the provisions regarding borrower liability set forth in Section 11 of the Loan Agreement.

                         (g) This Assignment shall be governed by and construed in accordance with the law of the state in which the Mortgaged Estate is located without giving effect to the choice of law principles thereof.

                         (h) Any notice, demand or communication required or permitted to be given by any provision of this Assignment shall be deemed to have been given when made in accordance with the provisions of the Loan Agreement.





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                         (i)  The Assignor will, on request of the
          Assignee, execute additional assignments of any future leases or lease guaranties affecting any part of the Mortgaged Estate.

                    IN WITNESS WHEREOF the Assignor has signed and sealed this instrument as of __________, 19__.


                                        ________________________________, a
                                        ____________ limited partnership

                                        By:  __________________________, a
                                             ____________ corporation, its
                                             sole General Partner



                                             By:  ______________________, a
                                             Its __________________________

          STATE OF _________  )
                              )
          County of ________  )

                    The foregoing instrument was acknowledged before me this ___ day of ________________, 1993, by
          _________________________, the __________ of
          __________________________________, a ____________ corporation, the General Partner of _______________ ______________, a
          ____________ limited partnership, on behalf of the partnership.

                                        ______________________________
                                        Notary Public

          My Commission Expires:

          ______________________





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                                   EXHIBIT A

                               Legal Description
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                                   EXHIBIT B



                                     LEASE


                                 LEASE GUARANTY